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Exhibit (a)(1)(G)

Voluntary Public Takeover Offer (Cash Offer)

for

All Bearer Shares

With No Par Value,

Including those Represented by

American Depositary Shares,

of

Schering Aktiengesellschaft

Pursuant to the Offer Document published on April 13, 2006

at

EUR 86.00 PER SHARE

by

Dritte BV GmbH

a wholly owned subsidiary of

Bayer Aktiengesellschaft

        THE ACCEPTANCE PERIOD (AS DEFINED IN THE OFFER DOCUMENT) WILL EXPIRE ON WEDNESDAY, MAY 31, 2006 (24:00 HOURS FRANKFURT AM MAIN (FEDERAL REPUBLIC OF GERMANY) LOCAL TIME ("FRANKFURT TIME"), 6:00 P.M. NEW YORK (U.S.A.) LOCAL TIME ("NEW YORK TIME")), UNLESS THE ACCEPTANCE PERIOD IS EXTENDED. IF THE CONDITIONS TO THE OFFER (AS DEFINED BELOW) ARE SATISFIED OR, IF PERMISSIBLE, WAIVED AT THE EXPIRATION OF THE ACCEPTANCE PERIOD (OTHER THAN THE CONDITION SET FORTH IN SECTION 6.1.2 OF THE OFFER DOCUMENT), AN ADDITIONAL ACCEPTANCE PERIOD (AS DEFINED IN THE OFFER DOCUMENT) WILL CONTINUE FOR A TWO WEEK PERIOD EXPECTED TO COMMENCE ON FRIDAY, JUNE 9, 2006 AND EXPIRE ON THURSDAY, JUNE 22, 2006 (24:00 HOURS FRANKFURT TIME, 6:00 P.M. NEW YORK TIME).

        HOLDERS OF SHARES (AS DEFINED BELOW) AND ADSs (AS DEFINED BELOW) WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE OFFER DURING THE ACCEPTANCE PERIOD, INCLUDING ANY EXTENSION THEREOF. SEE SECTION 14 OF THE OFFER DOCUMENT FOR A DESCRIPTION OF WITHDRAWAL RIGHTS THAT WILL APPLY FOLLOWING EXPIRATION OF THE ACCEPTANCE PERIOD.

  This letter is only for holders of Shares resident in the United States who wish to tender their Shares through The Bank of New York, as U.S. settlement agent (the "U.S. Settlement Agent"). If you tender through the U.S. Settlement Agent, you will not have the ability to trade tendered Shares on an "as-tendered" basis in the official market of the Frankfurt Stock Exchange (Prime Standard). See Sections 5.1.8 and 5.2.5 of the Offer Document. If you wish to be able to trade tendered Shares on an "as tendered" basis, you must tender your Shares through a custodian bank or another securities services company managing your securities deposit account with a registered office or branch in Germany (a "Custodian Institution"). Please contact your Custodian Institution for further information on how to tender your Shares through it.

April 13, 2006

To Our Clients:

        Enclosed for your consideration are the Offer Document published April 13, 2006 (the "Offer Document") and the U.S. Declaration of Acceptance (the "U.S. Declaration of Acceptance") relating to the offer (together with any amendments or supplements thereto, the "Offer") by Dritte BV GmbH, a German limited liability company (the "Bidder") and a wholly-owned subsidiary of Bayer Aktiengesellschaft, a German stock corporation, to acquire all bearer shares with no par value (the "Shares"), including Shares represented by American Depositary Shares ("ADSs"), of Schering Aktiengesellschaft, a German stock corporation ("Schering"), at a purchase price of EUR 86.00 per Share in cash (such amount being referred to herein as the "Offer Price") upon the terms and subject to the conditions described in the Offer Document and the U.S. Declaration of Acceptance.

        We (or our nominees) are the holder of record of Shares held by us for your account. A tender of Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed U.S. Declaration of Acceptance is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer Document and the U.S. Declaration of Acceptance.

        Please note the following:

1.
The Offer Price is EUR 86.00 per Share in cash. You may elect to receive the Offer Price for your Shares in Euros or U.S. dollars by checking the appropriate box on the instruction form set forth on the reverse side of this letter. If you elect to receive the Offer Price in U.S. dollars, the Offer Price will be converted into U.S. dollars at the U.S. dollar/Euro bid rate as reported by WM/Reuters at 16:00 Hours London, England local time on the date on which the Custodian Institution of the U.S. Settlement Agent receives the consideration for the Offer in Euros from the Bidder. If you instruct us to tender your Shares, but do not make an election as to whether to be paid in Euros or U.S. dollars, you shall be deemed to have elected to have the Offer Price paid for your Shares in U.S. dollars.

2.
The Offer is being made for all Shares, including those represented by ADSs.

3.
The Acceptance Period for the Offer and the time period to exercise withdrawal rights will expire at 24:00 Hours Frankfurt Time, 6:00 p.m. New York Time, on Wednesday, May 31, 2006, unless the Acceptance Period is extended. If the conditions to the Offer are satisfied or, if permissible, waived at the expiration of the Acceptance Period (other than the condition set forth in Section 6.1.2 of the Offer Document), an Additional Acceptance Period will continue for a two week period expected to commence on Friday, June 9, 2006 and expire on Thursday, June 22, 2006 (24:00 Hours Frankfurt Time, 6:00 p.m. New York Time).

4.
You will have the right to withdraw your acceptance of the Offer during the Acceptance Period, including any extension thereof. See Section 14.1 of the Offer Document for a description of withdrawal rights that will apply following expiration of the Acceptance Period.

5.
The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn at the expiration of the Acceptance Period at least 143,250,656 Shares, including those represented by ADSs, constituting at least 75% of the 191,000,875 outstanding Shares (including those represented by ADSs and 555,375 Shares issuable upon the exercise of certain options, but excluding 3,554,500 treasury Shares) and (2) the receipt of clearance from the European Commission and the expiration or early termination of the waiting period under the Hart-Scott-

  Rodino Antitrust Improvement Act of 1976, as amended. The Offer is also subject to certain other conditions contained in the Offer Document. See Section 6.1 of the Offer Document.

6.
For purposes of the Offer, the Bidder shall become obligated to pay for the tendered Shares when it gives notice of the satisfaction or waiver of all conditions to the Offer in accordance with Section 6.4 of the Offer Document. Upon the Bidder becoming obligated to pay the Offer Price in respect of tendered Shares, holders of Shares will no longer have any withdrawal rights and shall instead have the right to receive the Offer Price in respect of tendered Shares. The Bidder will pay for Shares tendered through the U.S. Settlement Agent pursuant to the Offer by depositing the purchase price with the U.S. Settlement Agent. The U.S. Settlement Agent will act as agent, with respect to payment, for the holders tendering Shares through it. Upon the terms and subject to the conditions of the Offer with respect to Shares tendered through the U.S. Settlement Agent during the Acceptance Period or the Additional Acceptance Period, as the case may be, and not properly withdrawn, the Bidder shall pay the Offer Price for those Shares to the U.S. Settlement Agent's custodian account in Germany: (i) if all of the conditions to the Offer have been fulfilled within the Acceptance Period or the Additional Acceptance Period, as the case may be, or, if permissible, waived, on a date expected to be no earlier than the fourth, but no later than the eighth, German banking day after the expiry of the Acceptance Period or the Additional Acceptance Period, as the case may be; and (ii) if all of the conditions to the Offer have not been fulfilled within the Acceptance Period or the Additional Acceptance Period, as the case may be, or, if permissible, waived, on a date expected to be no earlier than the fourth, but no later than the eighth, German banking day after the date on which the Bidder announces the satisfaction of the last condition to the Offer.

        If you wish to have us tender through the U.S. Settlement Agent any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize the tender of the Shares through the U.S. Settlement Agent, all of your Shares held by us will be tendered unless you otherwise specify. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE ACCEPTANCE PERIOD OR THE ADDITIONAL ACCEPTANCE PERIOD, AS APPLICABLE, OF THE OFFER.

        The Offer is not being made in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions With Respect To The
Voluntary Public Takeover Offer (Cash Offer)
for
All Bearer Shares
With No Par Value,
Including those Represented by
American Depositary Shares,
of
Schering Aktiengesellschaft
by
Dritte BV GmbH
a wholly owned subsidiary of
Bayer Aktiengesellschaft

        This instruction form is only for holders of bearer shares with no par value (the "Shares") resident in the United States who wish to tender their Shares through The Bank of New York, as U.S. settlement agent (the "U.S. Settlement Agent"). If you tender through the U.S. Settlement Agent, you will not have the ability to trade tendered Shares on an "as-tendered" basis in the official market of the Frankfurt Stock Exchange (Prime Standard). See Sections 5.1.8 and 5.2.5 of the Offer Document. If you wish to be able to trade tendered Shares on an "as tendered" basis, you must tender your Shares through a custodian bank or another securities services company managing your securities deposit account with a registered office or branch in Germany (a "Custodian Institution"). Please contact your Custodian Institution for further information on how to tender your Shares through it.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer Document published April 13, 2006 (the "Offer Document") and U.S. Declaration of Acceptance (the "U.S. Declaration of Acceptance") relating to the offer (together with any amendments or supplements thereto, the "Offer") by Dritte BV GmbH, a German limited liability company (the "Bidder") and a wholly-owned subsidiary of Bayer Aktiengesellschaft, a German stock corporation, to acquire all Shares, including Shares represented by American Depositary Shares ("ADSs"), of Schering Aktiengesellschaft, a German stock corporation ("Schering"), at a purchase price of EUR 86.00 per Share in cash (such amount being referred to herein as the "Offer Price") upon the terms and subject to the conditions described in the Offer Document and the U.S. Declaration of Acceptance enclosed herewith. The undersigned acknowledge(s) that, pursuant to the instructions outlined in the U.S. Declaration of Acceptance, it may elect to receive the Offer Price for its Shares in Euros or U.S. dollars. If you elect to receive the Offer Price in U.S. dollars or you do not make an election, the Offer Price will be converted into U.S. dollars at the U.S. dollar/Euro bid rate as reported by WM/Reuters at 16:00 Hours London, England local time ("London Time") on the date on which the Custodian Institution of the U.S. Settlement Agent receives the consideration for the Offer in Euros from the Bidder (the "Conversion Date").

        This will instruct you to tender to the Bidder through the U.S. Settlement Agent the number of Shares indicated below (or, if no number is specified below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document and the U.S. Declaration of Acceptance.

Number of Shares to Be Tendered:*

Shares
Account Number:
Dated:

ELECTION TO RECEIVE OFFER PRICE IN EUROS OR U.S. DOLLARS

☐
Check box ONLY if you wish to receive all (but not part) of the amount of cash consideration to be paid by a check in Euros.

☐
Check box ONLY if you wish to receive all (but not part) of the amount of cash consideration to be paid by a check in U.S. dollars.

        If you elect to receive U.S. dollars or you do not make an election, payment will be made in U.S. dollars equal to the Euro amounts payable to you converted to U.S. dollars at the U.S. dollar/Euro bid rate as reported by WM/Reuters at 16:00 Hours London Time on the Conversion Date.

SIGN HERE

Signature(s)

Print Names(s)

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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Voluntary Public Takeover Offer (Cash Offer) for All Bearer Shares With No Par Value, Including those Represented by American Depositary Shares, of Schering Aktiengesellschaft Pursuant to the Offer Document published on April 13, 2006 at EUR 86.00 PER SHARE by Dritte BV GmbH a wholly owned subsidiary of Bayer Aktiengesellschaft
ELECTION TO RECEIVE OFFER PRICE IN EUROS OR U.S. DOLLARS
SIGN HERE